Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of LINKBANCORP, Inc.:

•
Registration Statement on Form S-8 relating to the LINKBANCORP, Inc. 2022 Equity Incentive and Employee Stock Purchase Plan, and 2019 Equity Incentive Plan (File # 333-267759)
•
Registration Statement on Form S-3/D related to the LINKBANCORP, Inc. Dividend Reinvestment and Stock Purchase Plan (File # 333-268845)
•
Registration Statement on Form S-8 relating to the Virginia Partners Bank 2008 Incentive Stock Option Plan, and Virginia Partners Bank 2015 Incentive Stock Option Plan (File # 333-275838)

Of our report dated March 31, 2025, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Shareholders, which is included in this Annual Report on Form 10-K of LINKBANCORP, Inc. for the year ended December 31, 2024.

/s/ S.R. Snodgrass, P.C.

Conshohocken, Pennsylvania

March 31, 2025